Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
April 30, 2019

DIEBOLD NIXDORF REPORTS 2019 FIRST QUARTER FINANCIAL RESULTS

•	Revenue of $1.0 billion; down 3.4% on an as-reported basis and up 3.0% in constant currency

•	GAAP loss per share of $1.74, or a loss of $0.63 on a non-GAAP basis

•
GAAP operating loss of $24.5 million compares with a loss of $23.5 million for the first quarter of 2018; non-GAAP operating profit of $27.1 million improved by 54.0% versus $17.6 million for the first quarter of 2018

•	Net loss was $132.7 million; adjusted EBITDA was $65.1 million, or adjusted EBITDA margin of 6.3%

•
Net cash used by operating activities was $57.1 million, a decrease in use of $85.2 million from the prior-year period; free cash use was $71.8 million, a decrease in use of $90.7 million from the prior-year period due to improved working capital management

•	Company reiterates 2019 financial outlook

NORTH CANTON, Ohio - Diebold Nixdorf today reported its first quarter 2019 financial results.

“Revenue growth of 3 percent in constant currency, coupled with the benefits of our DN Now transformation initiatives, enabled the company to deliver improved profitability and cash flow in the first quarter," said Gerrard Schmid, Diebold Nixdorf president and chief executive officer. "In banking, we generated good order growth in the Americas supported by our software and Windows 10 upgrade solutions. In Europe, our cash recycling technology continues to resonate with customers. Our global retail business is benefiting from continued acceptance of our self-checkout and point-of-sale solutions."

Schmid continued, "Our gross margin expansion of 60 basis points was fueled by operational initiatives including our services modernization program, global manufacturing improvements and increased discipline in terms of how we package and sell our solutions. More importantly, we significantly improved our seasonal cash use by more than $90 million versus the prior-year quarter as we proactively managed collections and payments across the company.

"We continue to implement key DN Now transformational initiatives, which are streamlining our cost structure, intensifying our customer focus and evolving the company's connected commerce solutions," Schmid concluded. "We are progressing on a three-year journey to create value and substantially improve financial performance. Our first quarter results, coupled with DN Now transformation initiatives, give us confidence to reiterate our full-year guidance."

2019 First Quarter Business Highlights

•	Elected four new independent members to the company's Board of Directors, continuing to refresh the board to align with the company's strategy and opportunities

•
Won a five-year agreement valued at more than $60 million with one of the world’s largest fuel and convenience retailers to deploy a new, centralized card acceptance platform. The contract includes software licenses, professional and maintenance services for stores in 10 European markets

•	Agreed to an $18 million contract with a French retailers' supermarket cooperative for 600 self-checkout systems and a four-year services contract

•
Won Windows 10 automated teller machine (ATM) product upgrades with several financial institutions, including an agreement with KeyBank to digitally transform more than 1,400 units with DN VynamicTM software

•	Expanded a partnership with a major Belgian bank to upgrade more than 2,400 devices and cash recyclers to Windows 10, leveraging Diebold Nixdorf AllConnect ServicesSM and the DN Vynamic software suite

1 of 9

•	Renewed two multi-year services contracts, valued at more than $90 million, with a top-three financial institution in the United States and a top-tier bank in Western Europe

•	Secured a systems and services agreement with Halkbank in Turkey, including 250 cash recyclers, to expand its ATM fleet and improve the customer experience

•	Achieved a win with Bank Pekao in Poland, including nearly 230 cash recyclers, valued at more than $4 million

Financial Results of Operations and Segments
Revenue Summary by Reportable Segments - Unaudited

Three months ended March 31, 2019 compared to March 31, 2018

(Dollars in millions)	Three Months Ended
	March 31,
	2019	2018	% Change	% Change in CC(1)
Segments
Eurasia Banking
Services	$212.3	$238.5	(11.0)	(3.5)
Products	127.8	147.3	(13.2)	(5.0)
Software	42.5	49.3	(13.8)	(5.3)
Total Eurasia Banking	382.6	435.1	(12.1)	(4.2)

Americas Banking
Services	222.1	231.4	(4.0)	(2.6)
Products	108.5	72.6	49.4	52.0
Software	32.1	29.7	8.1	13.0
Total Americas Banking	362.7	333.7	8.7	10.6

Retail
Services	109.8	122.3	(10.2)	(2.3)
Products	139.4	132.6	5.1	14.2
Software	33.6	40.5	(17.0)	(8.9)
Total Retail	282.8	295.4	(4.3)	4.2

Total net sales	$1,028.1	$1,064.2	(3.4)	3.0
(1) - The company calculates constant currency by translating the prior-year period results at the current year exchange rate.

Full-year 2019 outlook(1)

	Previous	Current
Total Revenue	$4.4 billion - $4.5 billion	$4.4 billion - $4.5 billion
Adjusted EBITDA	$380 million - $420 million	$380 million - $420 million
Net cash provided by operating activities	~$80 million	~$80 million
Capital expenditures	~ ($80 million)	~ ($80 million)
Free cash flow / (use)	Break even	Break even
1 - With respect to the company’s non-GAAP adjusted EBITDA outlook for 2019, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold's Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

2 of 9

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. Our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers every day. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that power the daily operations and consumer experience of banks and retailers around the world. The company has a presence in more than 100 countries with approximately 23,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

3 of 9

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as interest rates, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the impact of market and economic conditions on the financial services and retail industries; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the company's ability to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, as well as its business process outsourcing initiative; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses; changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes: the company's ability to maintain effective internal controls; the company's ability to comply with covenants contained in the agreements governing its debt; the investment performance of the company's pension plan assets, which could require the company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; the amount and timing of repurchases of the company's common shares, if any; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only to the date of this release.

4 of 9

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q1 2019	Q1 2018
Net sales
Services	$628.7	$690.3
Products	399.4	373.9
Total	1,028.1	1,064.2
Cost of sales
Services	473.5	523.0
Products	310.5	302.8
Total	784.0	825.8
Gross profit	244.1	238.4
Gross margin	23.7%	22.4%
Operating expenses
Selling and administrative expense	228.3	227.9
Research, development and engineering expense	36.9	41.7
Loss (gain) on sale of assets, net	3.4	(7.7)
Total	268.6	261.9
Percent of net sales	26.1%	24.6%
Operating loss	(24.5)	(23.5)
Operating margin	(2.4)%	(2.2)%
Other income (expense)
Interest income	2.9	3.5
Interest expense	(50.9)	(26.0)
Foreign exchange gain (loss), net	2.8	(1.4)
Miscellaneous, net	(1.4)	(0.1)
Total other income (expense)	(46.6)	(24.0)
Loss before taxes	(71.1)	(47.5)
Income tax expense	60.4	19.2
Equity in earnings of unconsolidated subsidiaries	(0.4)	1.1
Net loss	(131.9)	(65.6)
Net income attributable to noncontrolling interests	0.8	7.6
Net loss attributable to Diebold Nixdorf, Incorporated	$(132.7)	$(73.2)

Basic and diluted weighted-average shares outstanding	76.4	75.8

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(1.74)	$(0.97)

Dividends declared and paid per common share	$—	$0.10

5 of 9

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	3/31/2019	12/31/2018

ASSETS
Current assets
Cash, cash equivalents and restricted cash	$377.9	$458.4
Short-term investments	31.5	33.5
Trade receivables, less allowances for doubtful accounts	697.7	737.2
Inventories	663.0	610.1
Other current assets	367.2	364.2
Total current assets	2,137.3	2,203.4
Securities and other investments	18.7	22.4
Property, plant and equipment, net	294.5	304.1
Goodwill	813.6	827.1
Intangible assets, net	588.8	624.6
Right-of-use lease assets	173.3	—
Other assets	301.1	330.3
Total assets	$4,327.3	$4,311.9

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$47.2	$49.5
Accounts payable	491.8	509.5
Deferred revenue	443.2	378.2
Lease liability	61.7	—
Other current liabilities	610.6	631.2
Total current liabilities	1,654.5	1,568.4

Long-term debt	2,191.2	2,190.0
Long-term lease liability	110.4	—
Long-term liabilities	546.1	582.7

Redeemable noncontrolling interests	99.8	130.4

Total Diebold Nixdorf, Incorporated shareholders' equity	(301.4)	(186.4)
Noncontrolling interests	26.7	26.8
Total equity	(274.7)	(159.6)
Total liabilities, redeemable noncontrolling interests and equity	$4,327.3	$4,311.9

6 of 9

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/2019	YTD 3/31/2018
Cash flow from operating activities
Net loss	$(131.9)	$(65.6)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	58.4	64.4
Deferred income taxes	4.2	(17.9)
Other	13.1	4.1
Changes in certain assets and liabilities
Trade receivables	33.2	(17.7)
Inventories	(63.1)	(90.2)
Accounts payable	(12.4)	(3.6)
Income taxes	47.2	28.2
Deferred revenue	66.6	60.3
Warranty liability	(2.3)	(12.9)
Certain other assets and liabilities	(70.1)	(91.4)
Net cash used by operating activities	(57.1)	(142.3)
Cash flow from investing activities
Capital expenditures	(14.7)	(20.2)
Payment for acquisitions	—	(5.8)
Net short-term investment activity	4.4	59.1
Increase in certain other assets	(1.2)	0.1
Net cash (used) provided by investing activities	(11.5)	33.2
Cash flow from financing activities
Dividends paid	—	(7.7)
Net debt borrowings	(1.8)	(80.7)
Distributions and payments to noncontrolling interest holders	(11.0)	(0.5)
Repurchase of common shares	(1.1)	(2.5)
Net cash used by financing activities	(13.9)	(91.4)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	21.5
Decrease in cash, cash equivalents and restricted cash	(83.0)	(179.0)
Add: Cash included in assets held for sale at beginning of period	7.3	—
Less: Cash included in assets held for sale at end of period	4.8	—
Cash, cash equivalents and restricted cash at the beginning of the period	458.4	543.2
Cash, cash equivalents and restricted cash at the end of the period	$377.9	$364.2

7 of 9

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net (debt).

1.	Profit/loss summary (Dollars in millions):

	Q1 2019						Q1 2018
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,028.1	$244.1	23.7%	$268.6	$(24.5)	(2.4)%	$1,064.2	$238.4	22.4%	$261.9	$(23.5)	(2.2)%
Restructuring	—	1.5		(2.3)	3.8		—	2.6		(1.3)	3.9
Non-routine income/expense:
Legal/consulting and deal expense	—	—		(20.7)	20.7		—	—		(0.3)	0.3
Acquisition integration	—	—		0.4	(0.4)		—	1.0		(14.2)	15.2
Wincor Nixdorf purchase accounting adjustments	—	3.4		(21.2)	24.6		—	7.4		(23.8)	31.2
Divestitures and fixed asset sale	—	—		(3.4)	3.4		—	—		7.8	(7.8)
Inventory gain/charge	—	(3.6)		—	(3.6)		—	1.7		—	1.7
Other	—	0.1		(3.0)	3.1		—	(3.6)		(0.2)	(3.4)
Non-routine expenses, net	—	(0.1)		(47.9)	47.8		—	6.5		(30.7)	37.2
Non-GAAP Results	$1,028.1	$245.5	23.9%	$218.4	$27.1	2.6%	$1,064.2	$247.5	23.3%	$229.9	$17.6	1.7%

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment. Legal, consulting and deal expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf, which was acquired in August 2016. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The divestitures and fixed asset sale relates to the liquidation and divestiture of a Eurasia non-core businesses, divestiture of the Venezuela business and the sale of a North America building in 2018. The inventory gain/charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory due to streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes executive severance, amounts related to the Brazil indirect tax matter and certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada.

2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q1 2019	Q1 2018
Net income (loss)	$(131.9)	$(65.6)
Income tax expense (benefit)	60.4	19.2
Interest income	(2.9)	(3.5)
Interest expense	50.9	26.0
Depreciation and amortization	53.3	61.8
EBITDA	29.8	37.9
Share-based compensation	9.3	13.7
Foreign exchange (gain) loss, net	(2.8)	1.4
Miscellaneous, net	1.4	0.1
Equity in earnings of unconsolidated subsidiaries	0.4	(1.1)
Restructuring expenses	3.8	3.9
Non-routine expenses, net	23.2	6.0
Adjusted EBITDA	$65.1	$61.9
Adjusted EBITDA % revenue	6.3%	5.8%

We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: share-based compensation, foreign exchange (gain) loss net, miscellaneous net, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $24.6 and $31.2, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended March 31, 2019 and 2018, respectively.  Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; to avoid duplication, deferred financing fees amortization of $5.1 and $2.6 for the three months ended March 31, 2019 and 2018, respectively, were removed

8 of 9

from the depreciation and amortization caption. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous, net primarily consists of company owned life insurance contracts. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP. For the first quarter 2018, the Company reclassified $2.7 within the operating activities of the Condensed Consolidated Statements of Cash Flows from depreciation and amortization to certain other assets and liabilities for consistency with the current presentation, resulting in the decrease to the prior-year first quarter EBIDTA.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q1 2019	Q1 2018
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(1.74)	$(0.97)
Restructuring	0.05	0.05
Non-routine (income)/expense:
Legal/consulting and deal expense	0.27	—
Acquisition integration	(0.01)	0.20
Wincor Nixdorf purchase accounting adjustments	0.32	0.41
Divestitures and fixed asset sale	0.04	(0.10)
Inventory gain/charge	(0.05)	0.02
Other	0.06	(0.03)
Total non-routine (income)/expense	0.63	0.50
Tax impact (inclusive of allocation of discrete tax items)	0.43	0.29
Total adjusted EPS (non-GAAP measure)	$(0.63)	$(0.13)
Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment. Legal, consulting and deal expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company for the ongoing obligations related to prior regulatory settlements, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses. The acquisition integration expenses primarily relate to the integration of Wincor Nixdorf, which was acquired in August 2016. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of inventory and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations. The divestitures and fixed asset sale relate to the liquidation and divestiture of a Eurasia non-core businesses, divestitures of the Venezuela business and the sale of a North America building in 2018. The inventory gain/charge relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations and excess and obsolete inventory due to streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes executive severance, amounts related to the Brazil indirect tax matter and certain non-cash balance sheet adjustments in Brazil, Hong Kong and Canada.

4.	Free cash flow (use) is calculated as follows (Dollars in millions):

	Q1 2019	Q1 2018
Net cash used by operating activities (GAAP measure)	$(57.1)	$(142.3)
Capital expenditures (GAAP measure)	(14.7)	(20.2)
Free cash flow/(use) (non-GAAP measure)	$(71.8)	$(162.5)
We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	3/31/2019	12/31/2018	3/31/2018
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$409.4	$491.9	$388.4
Debt instruments	(2,238.4)	(2,239.5)	(1,789.1)
Net debt (non-GAAP measure)	$(1,829.0)	$(1,747.6)	$(1,400.7)
The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents, restricted cash and short-term investments reside in international tax jurisdictions for all periods presented.
###
PR/19_3941

9 of 9